Strategic Environmental & Energy Resources, Inc. 8K

Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

Strategic Environmental & Energy Resources to Announce Full Year and Fourth Quarter 2014 Results on April 9, 2015

Conference Call Scheduled for 4:30 PM ET

GOLDEN, CO, March 30, 2015 – Strategic Environmental & Energy Resources, Inc. (SEER) (OTC: SENR), a provider of next-generation clean technologies, renewable fuel and waste management innovations, today announced that it will announce its full year and fourth quarter 2014 results on April 9, 2015 after the market close. Management will then host a public conference call at 4:30 PM Eastern Time to discuss the results with the investment community.

Anyone interested in participating in the call should dial 888-684-1259 if calling within the United States or 913-312-1430 if calling internationally. A replay will be available until April 16, 2015 which can be accessed by dialing 1- 877-870-5176 if calling within the United States or 1- 858-384-5517 if calling internationally. Please use passcode 2925730 to access the replay.

The call will additionally be broadcast live and archived for 90 days over the Internet, accessible at the investor relations portion of the Company’s corporate website, at http://www.seer-corp.com/presentations.php.

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas (“Reach”).

For more information about the Company visit: www.seer-corp.com

Contact:

Strategic Environmental & Energy Resources	Darrow Associates
J. John Combs, III	Peter Seltzberg
Chairman and Chief Executive Officer	Managing Director, IR
720-460-3522	516-510-8768
jcombs@seer-corp.com	pseltzberg@darrowir.com